Exhibit 99.1

FOR IMMEDIATE RELEASE
April 26, 2017

CONTACT:
Investors - (301) 968-9300
Media - (301) 968-9303

AGNC INVESTMENT CORP.
ANNOUNCES FIRST QUARTER 2017 FINANCIAL RESULTS

Bethesda, MD - April 26, 2017 - AGNC Investment Corp. (“AGNC” or the “Company”) (Nasdaq: AGNC) today announced financial results for the quarter ended March 31, 2017.

FIRST QUARTER 2017 FINANCIAL HIGHLIGHTS

•	$0.35 comprehensive income per common share, comprised of:

◦	$0.21 net income per common share

◦	$0.14 other comprehensive income ("OCI") per common share

▪	Includes net unrealized gains on investments recognized through OCI

•	$0.64 net spread and dollar roll income per common share, excluding estimated "catch-up" premium amortization cost [1]

◦
Includes $0.21 per common share of dollar roll income associated with the Company's $13.5 billion average net long position in forward purchases and sales of Agency mortgage-backed securities ("MBS") in the "to-be-announced" ("TBA") market

◦	Excludes $(0.03) per common share of estimated "catch-up" premium amortization cost due to change in projected constant prepayment rate ("CPR") estimates

•	$20.98 net book value per common share as of March 31, 2017

◦	Decreased $(0.19) per common share, or -0.9%, from $21.17 per common share as of December 31, 2016

•	$19.31 tangible net book value per common share as of March 31, 2017

◦	Decreased $(0.19) per common share, or -1.0%, from $19.50 per common share as of December 31, 2016

◦	Excludes $554 million, or $1.67 per common share, of goodwill and other intangible assets as of March 31, 2017

•	$0.54 dividend declared per common share during the quarter

•	1.8% economic return on tangible common equity for the quarter

◦	Comprised of $0.54 dividend per common share and $(0.19) decrease in tangible net book value per common share

AGNC Investment Corp.
April 26, 2017

OTHER FIRST QUARTER HIGHLIGHTS

•	$59.5 billion investment portfolio as of March 31, 2017, comprised of:

◦	$44.6 billion Agency MBS

◦	$14.4 billion TBA mortgage position

◦	$0.4 billion credit risk transfer ("CRT") and other non-Agency securities

•	8.0x tangible net book value "at risk" leverage as of March 31, 2017

◦	An increase from 7.7x as of December 31, 2016

◦	7.8x average tangible net book value "at risk" leverage for the quarter

•	10.7% portfolio CPR for the quarter

◦	8.2% average projected portfolio life CPR as of March 31, 2017, an increase from 8.0% projected CPR as of December 31, 2016

•	1.51% annualized net interest rate spread and TBA dollar roll income for the quarter, excluding estimated "catch-up" premium amortization cost

◦	Excludes -6 bps of "catch up" premium amortization cost due to change in projected CPR estimates

◦	Increased from 1.45% for the prior quarter, excluding 57 bps of "catch-up" premium amortization benefit
___________

1.
Represents a non-GAAP measure. Please refer to a reconciliation to the most applicable GAAP measure and additional information regarding the use of non-GAAP financial information later in this release.

MANAGEMENT REMARKS
"The fixed income markets were relatively stable in the first quarter of 2017, especially when compared to last quarter’s significant interest rate movements," commented Gary Kain, the Company's Chief Executive Officer, President and Chief Investment Officer.  "Investor sentiment continued to favor higher risk assets during the quarter as evidenced by the strong performance of U.S. equities and the further tightening in spreads associated with a wide range of credit-sensitive fixed income assets. Against this backdrop, Agency MBS investments underperformed slightly versus our hedges, which led to a small decline in our net asset value for the quarter.

"The performance of Agency MBS, particularly against credit-centric fixed-income asset classes, was negatively impacted by growing concerns related to the Federal Reserve’s potential tapering of its reinvestment program. We believe the price of Agency MBS now largely reflects a gradual reduction in Federal Reserve’s purchases of Agency MBS beginning sometime in late 2017 or early 2018. That said, Agency MBS spreads could move wider in anticipation of the Fed’s actual reinvestment announcement. We would view further increases in Agency MBS spreads as an attractive investment opportunity and would consider operating with somewhat higher leverage in that scenario."

"For the quarter, AGNC generated an economic return of 1.8% on tangible common equity," said Peter Federico, Executive Vice President and Chief Financial Officer.  "We experienced positive funding dynamics during the first quarter, as funding levels to LIBOR remained very favorable. We also continued to increase the amount of activity at our captive broker-dealer, Bethesda Securities, where we enjoy both lower rates and reduced haircuts relative to our typical bilateral funding arrangements. Looking ahead, we anticipate that these favorable developments are likely to persist, and we remain very optimistic about the future funding landscape."

AGNC Investment Corp.
April 26, 2017

NET BOOK VALUE
As of March 31, 2017, the Company's net book value per common share was $20.98, a decrease of $(0.19) per common share, or -0.9%, from its December 31, 2016 net book value per common share of $21.17. The decrease in the Company's net book value per common share was due to Agency MBS modestly underperforming interest rate hedges during the quarter.

As of March 31, 2017, the Company's tangible net book value per common share was $19.31 per common share, a decrease of $(0.19) per common share, or -1.0%, from $19.50 per common share as of December 31, 2016. The Company's tangible net book value per common share excludes $554 million, or $1.67 per common share, of goodwill and other intangible assets as of March 31, 2017.

INVESTMENT PORTFOLIO
As of March 31, 2017, the Company's investment portfolio totaled $59.5 billion, comprised of:

•	$59.1 billion of Agency MBS and TBA securities, including:

◦	$57.7 billion of fixed-rate securities, comprised of:

•	$11.4 billion ≤ 15-year securities,

•	$2.2 billion 15-year net long TBA securities,

•	$0.8 billion 20-year fixed-rate securities,

•	$31.0 billion 30-year fixed-rate securities, and

•	$12.3 billion 30-year net long TBA securities;

◦	$0.4 billion of adjustable-rate securities; and

◦	$1.0 billion of collateralized mortgage obligations ("CMOs"), including principal and interest-only strips; and

•	$0.4 billion of CRT and other non-Agency securities.

As of March 31, 2017, inclusive of TBA securities, ≤ 15-year and 30 year Agency MBS fixed rate securities represented 23% and 72% of the Company's investment portfolio, respectively, compared to 26% and 70%, respectively, as of December 31, 2016.

As of March 31, 2017, the Company's Agency MBS fixed-rate securities, inclusive of TBA securities, had a weighted average coupon of 3.54%, compared to 3.49% as of December 31, 2016, comprised of the following weighted average coupons:

•	3.19% for ≤ 15-year fixed rate securities;

•	3.48% for 20-year fixed-rate securities; and

•	3.65% for 30-year fixed-rate securities.

The Company accounts for its TBA mortgage portfolio (also referred to as "dollar roll funded assets") as derivative instruments and recognizes dollar roll income in other gain (loss), net on the Company's financial statements. As of March 31, 2017, the Company's net TBA position had a total fair value and a total cost basis of $14.4 billion and a net carrying value of $70 million reported in derivative assets/(liabilities) on the Company's balance sheet, compared to a total fair value and a total cost basis of $11.2 billion and $11.3 billion, respectively, and a net carrying value of $(147) million as of December 31, 2016.

AGNC Investment Corp.
April 26, 2017

CONSTANT PREPAYMENT RATES
The Company's investment portfolio had a weighted average CPR of 10.7% for the first quarter, compared to 14.3% for the prior quarter. The weighted average projected CPR for the remaining life of the Company's Agency securities held as of March 31, 2017 was 8.2%, an increase from 8.0% as of December 31, 2016.

The weighted average cost basis of the Company's investment portfolio was 104.7% of par value as of March 31, 2017. Net premium amortization cost on the Company's investment portfolio for the first quarter was $(89) million, or $(0.27) per common share, which includes a "catch-up" premium amortization cost of $(9) million, or $(0.03) per common share, due to changes in the Company's projected CPR estimates for securities acquired prior to the first quarter. This compares to net premium amortization cost for the prior quarter of $(6) million, or $(0.02) per common share, including a "catch-up" premium amortization benefit of $85 million, or $0.26 per common share. The net unamortized premium balance as of March 31, 2017 was $2.1 billion.

The Company amortizes or accretes premiums and discounts associated with purchases of Agency securities into interest income using the effective yield method over the estimated life of such securities, incorporating both actual repayments to date and projected repayments over the remaining life of the security. Faster actual or projected repayments can have a meaningful negative impact on the Company's asset yields, while slower actual or projected repayments can have a meaningful positive impact.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD
The Company's average asset yield on its investment portfolio, excluding the net TBA position, (also referred to as "balance sheet funded assets") was 2.68% for the first quarter, a decrease from 3.43% for the prior quarter. Excluding "catch-up" premium amortization, the Company's average asset yield was 2.76% for the first quarter, compared to 2.68% for the prior quarter.

For the first quarter, the Company's average cost of funds was 1.48%, an increase from 1.40% for the prior quarter. The Company's average cost of funds includes the cost of Agency repurchase agreements ("Agency repo"), Federal Home Loan Bank ("FHLB") advances, debt of consolidated variable interest entities ("other debt") and interest rate swaps (including interest rate swaps used to hedge the Company's dollar roll funded assets) measured against the Company's daily weighted average Agency repo, FHLB advances and other debt balance outstanding. The increase in the Company's average cost of funds was largely due to higher repo rates and higher average pay rates on the Company's interest rate swaps, which were partially offset by an increase in the average floating rate received on the Company's interest rate swaps.

The Company's combined annualized net interest rate spread on its balance sheet and dollar roll funded assets for the quarter was 1.44%, compared to 2.02% for the prior quarter. Excluding "catch-up" premium amortization, the Company's combined annualized net interest rate spread on its balance sheet and dollar roll funded assets for the quarter was 1.51%, compared to 1.45% for the prior quarter. In addition to the factors discussed above, the Company's combined annualized net interest rate spread benefited from improved dollar roll funding dynamics during the first quarter.

On a per share basis, the Company recognized $0.61 per common share of net spread and dollar roll income (a non-GAAP financial measure) for the first quarter, compared to $0.90 for the prior

AGNC Investment Corp.
April 26, 2017

quarter. Excluding "catch-up" premium amortization, the Company's net spread and dollar roll income was $0.64 per common share for the first quarter, unchanged from the prior quarter.

A reconciliation of the Company's net interest income to net spread and dollar roll income and additional information regarding the Company's use of non-GAAP measures are included later in this release.

LEVERAGE
As of March 31, 2017, $39.4 billion of Agency repo and $0.4 billion of other debt were used to fund the Company's investment portfolio. Inclusive of its net TBA position and net payable/(receivable) for unsettled securities, the Company's tangible net book value "at risk" leverage ratio was 8.0x as of March 31, 2017, an increase from 7.7x as of December 31, 2016.

As of March 31, 2017, the Company's Agency repurchase agreements had a weighted average interest rate of 1.05%, an increase from 0.98% as of December 31, 2016, and a weighted average remaining days to maturity of 176 days, compared to 187 days as of December 31, 2016. As of March 31, 2017, $7.6 billion of the Company's Agency repurchase agreements were funded through the Company's captive broker-dealer subsidiary, compared to $4.7 billion as of December 31, 2016.

As of March 31, 2017, the Company's Agency repurchase agreements had remaining maturities of:

•	$27.3 billion of three months or less;

•	$1.8 billion from three to six months;

•	$3.7 billion from six to nine months;

•	$1.4 billion from nine to twelve months;

•	$3.9 billion from one to three years; and

•	$1.3 billion from three to five years.

HEDGING ACTIVITIES
As of March 31, 2017, 90% of the Company's outstanding balance of Agency repurchase agreements, other debt and net TBA position was hedged with interest rate swaps, swaptions and U.S. Treasury positions, compared to 91% as of December 31, 2016.

As of March 31, 2017, the Company's interest rate swap position totaled $35.8 billion in notional amount, compared to $37.2 billion as of December 31, 2016. The Company's interest rate swap portfolio had an average fixed pay rate of 1.52%, an average receive rate of 1.06% and an average maturity of 3.9 years as of March 31, 2017, compared to 1.48%, 0.92% and 3.9 years, respectively, as of December 31, 2016.

The Company also utilizes payer swaptions and long and short positions in U.S. Treasury securities and U.S. Treasury futures to mitigate exposure to changes in interest rates. As of March 31, 2017, the Company had payer swaptions outstanding totaling $2.2 billion, compared to $1.2 billion as of December 31, 2016, and a net short U.S. Treasury position outstanding of $11.0 billion, compared to $9.7 billion as of December 31, 2016.

AGNC Investment Corp.
April 26, 2017

OTHER GAIN (LOSS), NET
For the first quarter, the Company recorded a net loss of $(105) million in other gain (loss), net, or $(0.32) per common share, compared to a net gain of $741 million, or $2.24 per common share, for the prior quarter. Other gain (loss), net for the first quarter was comprised of:

•	$(84) million of net realized losses on sales of investment securities;

•	$16 million of net unrealized gains on investment securities measured at fair value through net income;

•	$(45) million of interest rate swap periodic interest costs;

•	$67 million of net gains on interest rate swaps;

•	$(11) million of net losses on interest rate swaptions;

•	$(89) million of net losses on U.S. Treasury positions;

•	$71 million of TBA dollar roll income;

•	$(32) million of net mark-to-market losses on TBA mortgage positions;

•	$(1) million of net losses on other derivative instruments and securities; and

•	$3 million of management fee income.

OTHER COMPREHENSIVE INCOME
During the first quarter, the Company recorded other comprehensive income of $46.0 million, or $0.14 per common share, consisting of net unrealized gains on the Company's Agency securities recognized through OCI, compared to $(1.4) billion, or $(4.25) per common share, of other comprehensive loss for the prior quarter.

Effective January 1, 2017, the Company elected to recognize unrealized gains and losses on Agency securities acquired on or after January 1, 2017 through net income. Unrealized gains and losses on Agency securities acquired prior to January 1, 2017 will continue to be recognized through OCI until the Company receives full repayment or disposes of the security.

AUTHORIZATION TO INVEST IN SHARES OF MTGE INVESTMENT CORP. ("MTGE") COMMON STOCK
The Company’s Board of Directors has authorized the Company to invest in shares of MTGE common stock. The Company’s evaluation of MTGE stock purchases will be based upon the expected total return on its investment relative to other opportunities. Any such acquisitions may occur through open market or privately negotiated transactions in accordance with Federal securities laws, including applicable timing and volume limitations. To date, AGNC has not acquired any shares of stock of MTGE other than under its long-term performance incentive plan for its employees.

FIRST QUARTER 2017 DIVIDEND DECLARATIONS
During the first quarter, the Company's Board of Directors declared dividends of $0.18 per share to common stockholders of record as of January 31, February 28 and March 31, 2017, respectively, totaling $0.54 for the quarter, which were paid on February 8, March 8 and April 7, 2017, respectively. Since its May 2008 initial public offering through the first quarter of 2017, the Company has declared a total of $6.9 billion in common stock dividends, or $35.54 per common share.

On March 14, 2017, the Company's Board of Directors declared a first quarter dividend on its 8.000% Series A Cumulative Redeemable Preferred Stock of $0.50 per share and on its 7.750% Series B Cumulative Redeemable Preferred Stock ("Series B Preferred Stock") underlying its outstanding

AGNC Investment Corp.
April 26, 2017

depositary shares of $0.484375 per depositary share. Each depositary share represents a 1/1,000th interest in a share of the Series B Preferred Stock. The dividends were paid on April 17, 2017 to preferred stockholders of record as of April 1, 2017.

FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following measures of operating performance include net spread and dollar roll income, net spread and dollar roll income, excluding "catch-up" premium amortization, and estimated taxable income, which are non-GAAP financial measures. Please refer to "Use of Non-GAAP Financial Information" later in this release for further discussion of non-GAAP measures.

AGNC Investment Corp.
April 26, 2017

AGNC INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)

	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
	(unaudited)		(unaudited)	(unaudited)	(unaudited)
Assets:
Agency securities, at fair value (including pledged securities of $41,587, $43,943, $44,089, $48,344 and $51,786, respectively)	$43,856	$45,393	$46,328	$53,418	$54,950
Agency securities transferred to consolidated variable interest entities, at fair value (pledged securities)	777	818	890	945	993
Non-Agency securities, at fair value (including pledged securities of $0, $90, $102, $107 and $112, respectively)	31	124	102	107	112
Credit risk transfer securities, at fair value	383	164	36	—	—
U.S. Treasury securities, at fair value (including pledged securities of $0, $173, $45, $62 and $0, respectively)	—	182	45	62	—
REIT equity securities, at fair value	—	—	—	19	38
Cash and cash equivalents	1,073	1,208	1,254	1,131	1,109
Restricted cash	219	74	681	1,399	1,686
Derivative assets, at fair value	205	355	61	111	55
Receivable for securities sold (pledged securities)	688	21	228	—	—
Receivable under reverse repurchase agreements	8,908	7,716	5,441	2,982	3,163
Goodwill and other intangible assets, net	554	554	555	—	—
Other assets	144	271	268	301	290
Total assets	$56,838	$56,880	$55,889	$60,475	$62,396

Liabilities:
Repurchase agreements	$39,375	$37,858	$37,668	$41,947	$45,276
Federal Home Loan Bank advances	—	3,037	3,037	3,037	3,037
Debt of consolidated variable interest entities, at fair value	434	460	494	528	562
Payable for securities purchased	693	—	251	2,581	889
Derivative liabilities, at fair value	69	256	947	1,519	1,652
Dividends payable	66	66	66	73	73
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	8,792	7,636	5,424	3,017	3,175
Accounts payable and other liabilities	117	211	71	71	72
Total liabilities	49,546	49,524	47,958	52,773	54,736

Stockholders' equity:
Preferred stock - aggregate liquidation preference of $348	336	336	336	336	336
Common stock - $0.01 par value; 600.0 shares authorized;
331.0 shares issued and outstanding, respectively	3	3	3	3	3
Additional paid-in capital	9,932	9,932	9,932	9,932	9,932
Retained deficit	(2,628)	(2,518)	(3,350)	(3,669)	(3,329)
Accumulated other comprehensive income (loss)	(351)	(397)	1,010	1,100	718
Total stockholders' equity	7,292	7,356	7,931	7,702	7,660
Total liabilities and stockholders' equity	$56,838	$56,880	$55,889	$60,475	$62,396

Net book value per common share	$20.98	$21.17	$22.91	$22.22	$22.09
Tangible net book value per common share	$19.31	$19.50	$21.23	N/A	N/A

AGNC Investment Corp.
April 26, 2017

AGNC INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Interest income:
Interest income	$296	$393	$315	$318	$295
Interest expense [1]	98	98	96	101	99
Net interest income	198	295	219	217	196

Other gain (loss), net:
Realized gain (loss) on sale of investment securities, net	(84)	(5)	61	55	(2)
Unrealized gain (loss) on investment securities measured at fair value through net income, net	16	(11)	(6)	—	11
Gain (loss) on derivative instruments and other securities, net [1]	(40)	753	248	(367)	(944)
Management fee income	3	4	4	—	—
Total other gain (loss), net	(105)	741	307	(312)	(935)
Expenses:
Management fee expense	—	—	—	25	27
Compensation and benefits	10	10	9	—	—
Other operating expenses	7	7	6	15	6
Total operating expenses	17	17	15	40	33
Net income (loss)	76	1,019	511	(135)	(772)
Dividend on preferred stock	7	7	7	7	7
Net income (loss) available (attributable) to common stockholders	$69	$1,012	$504	$(142)	$(779)

Net income (loss)	$76	$1,019	$511	$(135)	$(772)
Other comprehensive income (loss):
Unrealized gain (loss) on available-for-sale securities, net	46	(1,408)	(97)	370	765
Unrealized gain on derivative instruments, net [1]	—	1	7	12	19
Other comprehensive income (loss)	46	(1,407)	(90)	382	784
Comprehensive income (loss)	122	(388)	421	247	12
Dividend on preferred stock	7	7	7	7	7
Comprehensive income (loss) available (attributable) to common stockholders	$115	$(395)	$414	$240	$5

Weighted average number of common shares outstanding - basic	331.0	331.0	331.0	331.0	334.4
Weighted average number of common shares outstanding - diluted	331.1	331.0	331.0	331.0	334.4
Net income (loss) per common share - basic and diluted	$0.21	$3.06	$1.52	$(0.43)	$(2.33)
Comprehensive income (loss) per common share - basic and diluted	$0.35	$(1.19)	$1.25	$0.73	$0.01
Dividends declared per common share	$0.54	$0.54	$0.56	$0.60	$0.60

AGNC Investment Corp.
April 26, 2017

AGNC INVESTMENT CORP.
RECONCILIATION OF GAAP NET INTEREST INCOME TO NET SPREAD AND DOLLAR ROLL INCOME [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Interest income	$296	$393	$315	$318	$295
Interest expense:
Repurchase agreements and other debt	98	97	89	89	80
Interest rate swap periodic costs [1]	—	1	7	12	19
Total interest expense	98	98	96	101	99
Net interest income	198	295	219	217	196
Other interest rate swap periodic costs [3]	(45)	(46)	(51)	(69)	(89)
Dividend on REIT equity securities	—	—	—	1	1
Management fee income	3	4	4	—	—
TBA dollar roll income [16]	71	68	54	44	50
Adjusted net interest and dollar roll income	227	321	226	193	158
Operating expenses:
Total operating expenses	17	17	15	40	33
Non-recurring transaction costs	—	—	—	(9)	—
Adjusted operating expenses	17	17	15	31	33
Net spread and dollar roll income	210	304	211	162	125
Dividend on preferred stock	7	7	7	7	7
Net spread and dollar roll income available to common stockholders	203	297	204	155	118
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast	9	(85)	8	32	55
Net spread and dollar roll income, excluding "catch-up" premium amortization, available to common stockholders	$212	$212	$212	$187	$173

Weighted average number of common shares outstanding - basic	331.0	331.0	331.0	331.0	334.4
Weighted average number of common shares outstanding - diluted	331.1	331.0	331.0	331.0	334.4
Net spread and dollar roll income per common share - basic and diluted	$0.61	$0.90	$0.62	$0.46	$0.36
Net spread and dollar roll income, excluding "catch-up" premium amortization, per common share - basic and diluted	$0.64	$0.64	$0.64	$0.56	$0.52

AGNC Investment Corp.
April 26, 2017

AGNC INVESTMENT CORP.
RECONCILIATION OF GAAP NET INCOME TO ESTIMATED TAXABLE INCOME [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Net income (loss)	$76	$1,019	$511	$(135)	$(772)
Book to tax differences:
Premium amortization, net	(3)	(106)	(15)	20	55
Realized gain/loss, net	(379)	301	249	391	93
Net capital loss/(utilization of net capital loss carryforward) [5]	276	93	(127)	(99)	(99)
Unrealized gain/(loss), net	77	(1,252)	(540)	(106)	804
Other	(10)	2	(8)	9	—
Total book to tax differences	(39)	(962)	(441)	215	853
Estimated REIT taxable income	37	57	70	80	81
Dividend on preferred stock	7	7	7	7	7
Estimated REIT taxable income, net of preferred stock dividend	$30	$50	$63	$73	$74
Weighted average number of common shares outstanding - basic	331.0	331.0	331.0	331.0	334.4
Weighted average number of common shares outstanding - diluted	331.1	331.0	331.0	331.0	334.4
Estimated REIT taxable income per common share - basic and diluted	$0.09	$0.15	$0.19	$0.22	$0.22

Beginning cumulative non-deductible capital loss	$452	$359	$486	$585	$684
Net capital loss/(utilization of net capital loss carryforward)	276	93	(127)	(99)	(99)
Ending cumulative non-deductible capital loss	$728	$452	$359	$486	$585
Ending cumulative non-deductible capital loss per common share	$2.20	$1.37	$1.08	$1.47	$1.77

AGNC Investment Corp.
April 26, 2017

AGNC INVESTMENT CORP.
KEY STATISTICS*
(in millions, except per share data)
(unaudited)

	Three Months Ended
Key Balance Sheet Statistics:	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Fixed-rate Agency MBS, at fair value - as of period end [18]	$43,232	$44,736	$45,611	$52,648	$54,155
Other Agency MBS, at fair value - as of period end [6]	$1,401	$1,475	$1,607	$1,715	$1,788
Non-Agency MBS, at fair value - as of period end	$31	$124	$102	$107	$112
Credit risk transfer securities, at fair value - as of period end	$383	$164	$36	$—	$—
Total securities, at fair value - as of period end [18]	$45,047	$46,499	$47,356	$54,470	$56,055
Total securities, at cost - as of period end [18]	$45,354	$46,866	$46,304	$53,317	$55,271
Total securities, at par - as of period end [7,18]	$43,298	$44,749	$44,212	$50,950	$52,864
Average securities, at cost [18]	$44,215	$45,885	$48,548	$51,810	$50,897
Average securities, at par [7,18]	$42,218	$43,802	$46,372	$49,544	$48,687
Net TBA portfolio - as of period end, at fair value	$14,447	$11,165	$15,586	$7,072	$6,024
Net TBA portfolio - as of period end, at cost	$14,377	$11,312	$15,540	$6,975	$5,983
Net TBA portfolio - as of period end, carrying value	$70	$(147)	$46	$97	$41
Average net TBA portfolio, at cost	$13,460	$14,141	$10,748	$8,238	$8,144
Average repurchase agreements and other debt [4]	$39,203	$41,031	$44,401	$46,948	$45,926
Average stockholders' equity [8]	$7,310	$7,604	$7,803	$7,722	$7,776
Net book value per common share [9]	$20.98	$21.17	$22.91	$22.22	$22.09
Tangible net book value per common share [10]	$19.31	$19.50	$21.23	N/A	N/A
Tangible net book value "at risk" leverage - average during the period [11]	7.8:1	7.8:1	7.6:1	N/A	N/A
Tangible net book value "at risk" leverage - as of period end [12]	8.0:1	7.7:1	7.7:1	N/A	N/A

Key Performance Statistics:
Average coupon [13,18]	3.65%	3.63%	3.65%	3.63%	3.63%
Average asset yield [14,18]	2.68%	3.43%	2.60%	2.46%	2.32%
Average cost of funds [15,18]	(1.48)%	(1.40)%	(1.32)%	(1.46)%	(1.64)%
Average net interest rate spread [18]	1.20%	2.03%	1.28%	1.00%	0.68%
Average net interest rate spread, including TBA dollar roll income/loss [16]	1.44%	2.02%	1.42%	1.16%	0.94%
Average coupon - as of period end [18]	3.67%	3.61%	3.64%	3.63%	3.63%
Average asset yield - as of period end [18]	2.83%	2.77%	2.68%	2.68%	2.72%
Average cost of funds - as of period end [15,18]	(1.45)%	(1.44)%	(1.30)%	(1.35)%	(1.49)%
Average net interest rate spread - as of period end [18]	1.38%	1.33%	1.38%	1.33%	1.23%
Average actual CPR for securities held during the period [18]	11%	14%	14%	12%	9%
Average forecasted CPR - as of period end [18]	8%	8%	11%	11%	10%
Total premium amortization, net	$(89)	$(6)	$(110)	$(134)	$(150)
Expenses % of average total assets - annualized	0.12%	0.12%	0.10%	0.27%	0.23%
Expenses % of average stockholders' equity - annualized	0.93%	0.89%	0.76%	2.08%	1.70%
Dividends declared per common share	$0.54	$0.54	$0.56	$0.60	$0.60
Economic return (loss) on common equity - unannualized [17]	1.8%	(5.2)%	5.6%	3.3%	0.4%

AGNC Investment Corp.
April 26, 2017

*Except as noted below, average numbers for each period are weighted based on days on the Company's books and records. All percentages are annualized, unless otherwise noted.
** Numbers may not total due to rounding.
N/A - Not applicable

1.
The Company voluntarily discontinued hedge accounting under GAAP for interest rate swaps as of September 30, 2011. The accumulated other comprehensive loss on the Company's de-designated interest rate swaps as of September 30, 2011 was amortized on a straight-line basis over the remaining swap terms through October 2016 into interest expense. All other periodic interest costs, termination fees and mark-to-market adjustments associated with interest rate swaps are reported in other income (loss), net pursuant to GAAP.

2.	Table includes non-GAAP financial measures. Refer to "Use of Non-GAAP Financial Information" for additional discussion of non-GAAP financial measures.

3.
Other interest rate swap periodic costs represent periodic interest costs on the Company's interest rate swap portfolio in excess of amounts reclassified from accumulated OCI into interest expense (see footnote 1 for additional information). Other interest rate swap periodic costs do not include termination fees or mark-to-market adjustments associated with interest rate swaps.

4.	Average repurchase agreements and other debt includes Agency repo, FHLB advances and debt of consolidated VIE's. Amount excludes U.S. Treasury repurchase agreements.

5.
Capital losses in excess of capital gains are not deductible from the Company's ordinary taxable income, but may be carried forward for up to five years from the year of loss and applied against future net capital gains.

6.	Other Agency MBS includes adjustable rate securities and collateralized mortgage obligations (including interest and principle-only securities).

7.	Par value excludes the underlying unamortized principal balance ("UPB") of the Company's interest-only securities. Excludes TBAs.

8.	Average stockholders' equity calculated as the average month-ended stockholders' equity during the quarter.

9.	Net book value per common share calculated as total stockholders' equity, less the preferred stock liquidation preference, divided by the number of common shares outstanding.

10.	Tangible net book value per common share excludes goodwill and other intangible assets, net.

11.
Average tangible net book value "at risk" leverage during the period was calculated by dividing the sum of the daily weighted average Agency repurchase agreements, other debt and net TBA position (at cost) outstanding for the period by the sum of average stockholders' equity adjusted to exclude investments in REIT equity securities and goodwill and other intangible assets, net. Leverage excludes U.S. Treasury repurchase agreements.

12.
Tangible net book value "at risk" leverage as of period end was calculated by dividing the sum of the amount outstanding under Agency repurchase agreements, other debt, net TBA position (at cost) and net receivable / payable for unsettled investment securities outstanding by the sum of total stockholders' equity adjusted to exclude investments in REIT equity securities and goodwill and other intangible assets at period end. Leverage excludes U.S. Treasury repurchase agreements.

13.	Average coupon for the period was calculated by dividing the total coupon (or cash) interest income by average investment securities held at par.

14.
Average asset yield for the period was calculated by dividing the total interest income (coupon interest less amortization of net premiums and discounts) by the average amortized cost of investment securities held.

15.
Cost of funds includes Agency repurchase agreements, other debt and interest rate swaps, but excludes swap termination fees, forward starting swaps and costs associated with other supplemental hedges such as swaptions and short U.S. Treasury or TBA positions. Average cost of funds for the period was calculated by dividing the total cost of funds by the average Agency repurchase agreements and other debt outstanding for the period. Cost of funds excludes U.S. Treasury repurchase agreements.

16.
TBA dollar roll income/(loss) is net of TBAs used for hedging purposes. Dollar roll income/(loss) excludes the impact of other supplemental hedges, and is recognized in gain (loss) on derivative instruments and other securities, net.

17.
Economic return (loss) on common equity represents the sum of the change in net book value per common share and dividends declared on common stock during the period over the beginning net book value per common share. Starting Q1 2017, economic return (loss) on common equity represents the change in tangible net book value per common share and dividends declared on common stock during the period over the beginning tangible net book value per common share.

18.	Excludes net TBA mortgage position.

STOCKHOLDER CALL
AGNC invites stockholders, prospective stockholders and analysts to attend the AGNC stockholder call on April 27, 2017 at 8:30 am ET. Interested persons who do not plan on asking a question and have internet access are encouraged to utilize the free live webcast at www.AGNC.com. Those who plan on participating in the Q&A or do not have internet available may access the call by dialing (877) 300-5922 (U.S. domestic) or (412) 902-6621 (international). Please advise the operator you are dialing in for the AGNC Investment Corp. stockholder call.

AGNC Investment Corp.
April 26, 2017

A slide presentation will accompany the call and will be available at www.AGNC.com. Select the Q1 2017 Earnings Presentation link to download and print the presentation in advance of the stockholder call.

An archived audio of the stockholder call combined with the slide presentation will be available on the AGNC website after the call on April 27, 2017. In addition, there will be a phone recording available one hour after the live call on April 27, 2017 through May 11, 2017. Those who are interested in hearing the recording of the presentation, can access it by dialing (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international), passcode 10105255.

For further information, please contact Investor Relations at (301) 968-9300 or IR@AGNC.com.

ABOUT AGNC INVESTMENT CORP.
AGNC Investment Corp. is an internally-managed real estate investment trust ("REIT") that invests primarily in Agency pass-through securities for which the principal and interest payments are guaranteed by a U.S. Government agency or a U.S. Government-sponsored enterprise. For further information, please refer to www.AGNC.com.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of important factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of the Company's assets, general economic conditions, market conditions, conditions in the market for Agency securities, and legislative and regulatory changes that could adversely affect the business of the Company. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt or new information, or otherwise.

USE OF NON-GAAP FINANCIAL INFORMATION
In addition to the results presented in accordance with GAAP, the Company's results of operations discussed in this release include certain non-GAAP financial information, including "net spread and dollar roll income," "adjusted net interest expense," "net spread and dollar roll income, excluding ‘catch-up’ premium amortization," "estimated taxable income" and the related per common share measures and certain financial metrics derived from such non-GAAP information, such as "cost of funds" and "net interest rate spread."
"Adjusted net interest expense" is measured as interest expense (GAAP measure) adjusted to include other interest rate swap periodic costs. "Net spread and dollar roll income" is measured as (i) net interest income (GAAP measure) adjusted to include other interest rate swap periodic costs, TBA dollar roll income, dividends on REIT equity securities and management fee income (referred to as "adjusted net interest and dollar roll income") less (ii) total operating expenses (GAAP measure) adjusted to exclude non-recurring transaction costs (referred to as "adjusted operating expenses").

AGNC Investment Corp.
April 26, 2017

"Net spread and dollar roll income, excluding ‘catch-up’ premium amortization," further excludes retrospective "catch-up" adjustments to premium amortization cost or benefit due to changes in projected CPR estimates.
By providing users of the Company's financial information with such measures in addition to the related GAAP measures, the Company believes users will have greater transparency into the information used by the Company's management in its financial and operational decision-making. The Company also believes that it is important for users of its financial information to consider information related to the Company's current financial performance without the effects of certain transactions that are not necessarily indicative of its current investment portfolio performance and operations.
Specifically, in the case of "adjusted net interest and dollar roll income," the Company believes the inclusion of TBA dollar roll income is meaningful as TBAs, which are accounted for under GAAP as derivative instruments with gains and losses recognized in other gain (loss) in the Company’s statement of operations, are economically equivalent to holding and financing generic Agency MBS using short-term repurchase agreements. Similarly, the Company believes that the inclusion of periodic interest rate swap settlements in such measure and in "adjusted net interest expense", which are recognized under GAAP in other gain (loss), is meaningful as interest rate swaps are the primary instrument the Company uses to economically hedge against fluctuations in the Company’s borrowing costs and inclusion of all periodic interest rate swap settlement costs is more indicative of the Company’s total cost of funds than interest expense alone. In the case of "net spread and dollar roll income, excluding ‘catch-up’ premium amortization," the Company believes the exclusion of "catch-up" adjustments to premium amortization cost or benefit is meaningful as it excludes the cumulative effect from prior reporting periods due to current changes in future prepayment expectations and, therefore, exclusion of such cost or benefit is more indicative of the current earnings potential of the Company’s investment portfolio. The Company also believes the exclusion of non-recurring transactions costs reported in operating expense under GAAP is meaningful as they represent non-recurring transaction costs associated with the Company’s acquisition of AGNC Mortgage Management, LLC and are not representative of ongoing operating costs. In the case of estimated taxable income, the Company believes it is meaningful information as it is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT qualification status.
However, because such measures are incomplete measures of the Company's financial performance and involve differences from results computed in accordance with GAAP, they should be considered as supplementary to, and not as a substitute for, results computed in accordance with GAAP. In addition, because not all companies use identical calculations, the Company's presentation of such non-GAAP measures may not be comparable to other similarly-titled measures of other companies. Furthermore, estimated taxable income can include certain information that is subject to potential adjustments up to the time of filing the Company's income tax returns, which occurs after the end of its fiscal year.
A reconciliation of GAAP net interest income to non-GAAP "net spread and dollar roll income, excluding 'catch-up' premium amortization" and a reconciliation of GAAP net income to non-GAAP "estimated taxable income" is included in this release.